Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4/A of Ondas Holdings Inc. of our report dated March 22, 2022 on our audit of the financial statements of Ondas Holdings Inc., as of and for the years ended December 31, 2021 and 2020.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

November 17, 2022